UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	HK	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Halcón Resources Corporation (the “Company”) held its annual meeting of stockholders on May 23, 2019 and the Company’s stockholders voted on two proposals.

The first proposal was the election of three individuals to serve as Class C directors of the Company until the 2022 annual meeting of stockholders. The election of the three directors was approved as follows:

Proposal 1 — Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Janine J. McArdle	103,366,676	3,444,323	43,702,984
Darryl L. Schall	101,943,738	4,867,261	43,702,984
Nathan W. Walton	104,415,843	2,395,156	43,702,984

The Company’s continuing directors after the meeting include Carin M. Barth, William J. Campbell, James W. Christmas, Michael L. Clark and Ronald D. Scott.

The second proposal was the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019. The ratification of the appointment of Deloitte & Touche LLP was approved as follows:

Proposal 2	Votes For	Votes Against	Abstentions
Ratification of Deloitte & Touche LLP	148,580,927	1,874,230	58,826

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

May 29, 2019	By:	/s/ Quentin R. Hicks
	Name:	Quentin R. Hicks
	Title:	Executive Vice President, Chief Financial Officer and Treasurer